UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019
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GALAXY NEXT GENERATION, INC.
(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-51918	61-1363026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Galaxy Next Generation, Inc. 285 Big A Road Toccoa, GA 30577
(Address of principal executive offices)

Registrant's telephone number:  (706) 391-5030

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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 3.02 - Unregistered Sale of Equity Securities.

On July 9, 2019 the Registrant issued 250,000 shares of its common stock and on July 17, 2019 the Registrant issued 210,000 shares of its common stock (the “Shares”).  The shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering.  In addition, the Purchaser represented that it had the necessary investment intent as required by Section 4(2) and agreed that shares issued in book form will be noted as restricted and shares issued by certificate will bear a legend that states that the securities were restricted pursuant to Rule 144 of the Securities Act. The shares were issued in consideration for services rendered.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALAXY NEXT GENERATION, INC.

Dated:  July 17, 2019

By:  Magen McGahee

                                                                                              Magen McGahee, Secretary